SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

              December 28, 1998 (December 23, 1998) Date of Report
                       (Date of earliest event reported)


                               Safety-Kleen Corp.
             (Exact name of registrant as specified in its charter)

Delaware                              1-8368                        51-0228924
--------                              ------                        ----------



(State or other jurisdiction       (Commission             (IRS Employer
 of incorporation)                  File Number)            Identification
                                                            Number)




              1301 Gervais Street, Columbia, South Carolina 29201
              ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 5.  OTHER EVENTS

     On December 23, 1998, Safety-Kleen Corp.(NYSE:SK) announced the recapitalization of Safety-Kleen Europe, its U.K. headquartered business unit. The recapitalization, which was based on an entity value of $190 million, included new investment by Electra-Fleming Limited, a U.K. based international investment management company, and the senior management group of the European business unit. The full text of the announcement is reproduced below. Please note that the announcement contains forward looking statements that involve a number of risks and uncertainties.


FOR IMMEDIATE RELEASE

Contact:       Kenneth W. Winger
               President and Chief Executive Officer

               Paul R. Humphreys
               Senior Vice President, Finance and Chief Financial Officer
               (803) 933-4210




              SAFETY-KLEEN CORP. RECEIVES $154 MILLION FROM SALE OF
                         INTEREST IN EUROPEAN OPERATIONS

                              --------------------------


    Wednesday, December 23, 1998 - Columbia, S.C.,-- Safety-Kleen Corp.(SK/NYSE) announced today the recapitalization of Safety-Kleen Europe, its U.K. headquartered business unit which operates 59 branch locations and three reclamation facilities throughout western Europe. The recapitalization, which was based on an entity value of $190 million, included new investment by Electra Fleming Limited, a U.K. based international investment management company, and the senior management group of the European business unit. Safety-Kleen received $154 million in cash proceeds as well as retaining a continuing 44% equity interest in the recapitalized business. Electra Fleming holds an equal 44% interest while the senior management group acquired a 12% interest. Safety-Kleen used the cash portion of the proceeds to repay long term bank debt. Total non-current long term debt excluding the 5% PIK Debenture has been reduced to $1,699 million based on August 31, 1998. The European business unit which has annual revenues of about $120 million will no longer be consolidated with the accounts of Safety-Kleen Corp. The transaction is expected to be accretive to earnings per share by about $0.03 on an annualized basis. No gain nor loss will result from the recapitalization. "Following an extensive review of our European operations, market opportunities and long-range plans, we concluded that the European business should be kept within the Safety-Kleen network," said Kenneth
W. Winger, President and Chief Executive Officer. "The European division is a well-managed, profitable, thriving business. We received several expressions of serious interest from qualified potential buyers. However, we firmly believe that there is a tremendous opportunity to gain the significant market penetration and expanded service offering we enjoy here in the United States. We will remain proactive, along with our new partners, in pursuing continuing growth in the European market," he added. Safety-Kleen Corp. is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the company provides comprehensive waste management services to over 400,000 customers in North America. For further information contact: Kenneth W. Winger, President and Chief Executive Officer (803) 933-4212, or Paul R. Humphreys, Senior Vice President, Finance and Chief Finance Officer (803) 933-4261. Private Securities Litigation Reform Act Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. Furthermore, the year-to-date results discussed in this release are not indicative of the results that may be expected for future periods. All statements should be interpreted in conjunction with the Company's reports and filings made with the Securities and Exchange Commission.

                                      -END-
                                   ----------

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Safety-Kleen Corp.



Date: December 28, 1998                     By:     /s/ Kenneth W. Winger
                                            ----------------------------------
                                            Kenneth W. Winger, President
                                            and Chief Executive Officer